                          KLA INSTRUMENTS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 16, 1994




 The Annual Meeting of Stockholders of KLA INSTRUMENTS CORPORATION (the "Company") will be held at the offices of the Company, 160 Rio Robles, San Jose, California 95134 on Wednesday, November 16, 1994 at 11:00 a.m. for the following purposes:

 1.   To elect two (2) directors to Class II of the Board of Directors.

 2. To approve an amendment to the 1981 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance under the Purchase Plan by 300,000 shares.

 3. To approve amendments to the 1982 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance under the Option Plan by 1,600,000 shares and to implement a per optionee share limitation.

 4. To ratify the appointment of Price Waterhouse as the independent accountants of the Company for the fiscal year ending June 30, 1995.

 5. To transact such other business as may properly come before the meeting, or any adjournment thereof.

 Stockholders of record at the close of business on October 7, 1994, shall be entitled to vote at the meeting.

                                              By order of the Board of Directors



                                              PAUL E. KREUTZ
                                              Secretary
San Jose, California
October 24, 1994


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          KLA INSTRUMENTS CORPORATION

                                PROXY STATEMENT


         The accompanying Proxy is solicited by the Board of Directors of KLA Instruments Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, November 16, 1994, at 11:00 a.m., local time, or at any adjournment thereof. The meeting will be held at the Company's offices located at 160 Rio Robles, San Jose, California 95134. The Company's telephone number at that location is (408) 434-4200. At the meeting, only stockholders of record at the close of business on October 7, 1994, shall be entitled to vote. On that date, the Company had outstanding 22,998,614 shares of Common Stock. The date of this Proxy Statement is October 24, 1994, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders.

         Each stockholder is entitled to one vote for each share of stock held by him or her on all matters. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described.

         The cost of solicitation of Proxies will be borne by the Company. In addition, the Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of the stock held of record by such persons. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit Proxies, personally or by telephone, telegraph or special letter.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed Proxy bearing a later date or by attending the meeting and voting in person.

         The Annual Report to Stockholders for the fiscal year ended June 30, 1994, accompanies this Proxy Statement.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         The Company has a classified Board of Directors consisting of three Class I directors (Kenneth Levy, Robert Lorenzini and Samuel Rubinovitz), two Class II directors (Leo Chamberlain and Dag Tellefsen), and two Class III directors (Yoshio Nishi and Kenneth Schroeder), who will serve until the annual meetings of stockholders to be held in 1996, 1994 and 1995, respectively, or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting.

         The terms of the two directors in Class II will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to Class II of the Board of Directors at the meeting. The nominees for election by the stockholders to these two positions are Leo Chamberlain and Dag Tellefsen, the current members of the Board of Directors in Class II. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in 1997, or until their successors are elected and qualified. If either of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the Proxies may be voted for such substitute nominees as management may designate. The proxy holders have also advised that in the event any of the nominees shall not be available for election, a circumstance that is not currently expected, they may vote for the election of substitute nominees in accordance with their judgment.

         If a quorum is present and voting, the nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present in determining if a quorum is present.

         The following table indicates the name and age of each member of the Company's Board of Directors, the year in which each such member became a director of the Company and each such member's principal occupation. The principal occupation of each such member has been his principal occupation for the past five (5) years unless otherwise noted.

                                   DIRECTOR      EMPLOYMENT OR
NAME                      AGE       SINCE        PRINCIPAL OCCUPATION
- - ----                      ---    -----------     --------------------
Kenneth Levy              51         1975        Co-Founder, Chairman of the Board and Chief Executive Officer.  Since May
                                                 1993, a Director of Ultratech Stepper, a semiconductor photolithography manufacturer.  Since April 1993, a Director of Network Peripherals Inc., a
                                                 supplier of high-performance client-server networking solutions.

Kenneth L. Schroeder      48         1991        President, Chief Operating Officer and Director since November 1991.  Senior
                                                 Vice President from 1985 to 1987.  Vice President from 1979 to 1985.  From mid-1989 to 1991, Chief Operating Officer and Director of Genus Corporation,
                                                 a manufacturer of thin film deposition and ion implant equipment.

Leo J. Chamberlain        64         1982        Private investor.  Since March 1989, a Director of Octel Communications
                                                 Corporation, a manufacturer of high-performance voice processing systems.

Robert E. Lorenzini       57         1976        Since October 1988, Chairman and Chief Executive Officer of SunPower
                                                 Corporation, a manufacturer of photovoltaic cells and silicon power devices.
                                                 Since October 1986, a Director of FSI International, a semiconductor process equipment manufacturer.

Dag Tellefsen             52         1978        General Partner of the investment manager of Glenwood Ventures I and II, venture capital funds.  Since January 1983, a Director of Arix Corporation, a
                                                 manufacturer of computers for transaction oriented applications.  Since
                                                 September 1982, a Director of Octel Communications Corporation.





                                    DIRECTOR     EMPLOYMENT OR
NAME                       AGE       SINCE       PRINCIPAL OCCUPATION
- - ----                       ---    -----------    --------------------
Yoshio Nishi               54        1989        Director of Silicon Process Laboratory, Hewlett-Packard Laboratories, a
                                                 semiconductor technology research facility affiliated with Hewlett-Packard
                                                 Company and also consultant professor in the Stanford University Department of Electrical Engineering.

Samuel Rubinovitz          64        1990        Previously served as a director of the Company from October 1979 to January
                                                 1989.  From April 1989 to January 1994, Executive Vice President and since
                                                 April 1989 Director of EG&G, Inc., a diversified manufacturer of scientific instruments and electronic, optical and mechanical equipment.  Since October
                                                 1984, a Director of Richardson Electronics, Inc., a manufacturer and distributor of electron tubes and semiconductors.

         The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Messrs. Lorenzini and Tellefsen are the members of the Audit Committee, which held one (1) meeting during fiscal 1994. The functions of the Audit Committee include recommending the independent accountants to the Board of Directors and providing oversight of the services rendered by the independent accountants. Messrs. Chamberlain and Tellefsen are the members of the Compensation Committee, which held two (2) meetings in fiscal 1994. The Compensation Committee reviews and recommends salaries for corporate officers and key employees. Mr. Chamberlain is the sole member of the Nominating Committee, which held one (1) meeting in fiscal 1994. The Nominating Committee was formed for purposes of identifying and evaluating the qualifications of all candidates for election to the Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify the Company of their intent to do so (and provide the Company with certain information set forth in the Company's bylaws, a copy of which may be obtained from the Company) on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by the Company.

         During fiscal 1994, the Board of Directors held five (5) meetings. Mr. Tellefsen attended three (3) Board of Directors meetings. No other director attended less than 75% of such meetings of the Board of Directors or the committees on which he serves.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock owned on August 31, 1994, by (i) each person who is known to the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each of the directors and director-nominees of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of June 30, 1994 whose salary and bonus for the year ended June 30, 1994 exceeded $100,000, and (iv) all directors and executive officers of the Company as a group.

           NAME OR IDENTITY                    NUMBER OF
               OF GROUP                      SHARES OWNED                    PERCENT OWNED
         --------------------                ------------                    -------------
FMR Corporation                                 3,389,600                         14.8
     82 Devonshire Street
     Boston, MA  02109
Essex Investment Management Company             1,646,825                          7.2
     125 High Street
     Boston, MA  02110
Kenneth Levy                                    1,106,331(1)                       4.8
     160 Rio Robles
     San Jose, CA  95134
Kenneth L. Schroeder                              127,817(2)                        *
     160 Rio Robles
     San Jose, CA  95134
Robert E. Lorenzini                                17,442(2)                        *
     625 Ellis Street, Suite 209
     Mountain View, CA  94043
Samuel Rubinovitz                                   7,749(2)                        *
     45 William Street
     Wellesley, MA 02181
Leo J. Chamberlain                                 19,755(2)                        *
     P.O. Box 204
     Captain Cook, HI  96704
Dag Tellefsen                                       2,428(2)                        *
     Glenwood Ventures
     3000 Sand Hill Road
     Bldg. 4, Suite 230
     Menlo Park, CA  94025
Yoshio Nishi                                        7,442(2)                        *
     3500 Deer Creek Road
     Palo Alto, CA  94303
Robert J. Boehlke                                  49,697(2)                        *
     160 Rio Robles
     San Jose, CA  95134
Arthur P. Schnitzer                                54,612(2)                        *
     160 Rio Robles
     San Jose, CA  95134
Michael D. McCarver                                13,975(2)                        *
     160 Rio Robles
     San Jose, CA  95134

All directors and executive
officers as a group:
(17 persons)                                    1,435,178(3)                       6.1

_______________
  *      Represents less than one percent (1%).

(1) Includes 162,500 shares held in trusts for the benefit of Mr. Levy's children, as to which Mr. Levy, who is co-trustee of the trusts, disclaims beneficial ownership. Also includes 141,293 shares issuable upon exercise of options held by Mr. Levy, which are currently exercisable or exercisable within 60 days of August 31, 1994, granted under the Company's 1982 Stock Option Plan.

(2)      Includes 58,055, 7,442, 5,749, 555, 2,428, 7,442, 49,642, 54,044 and
         11,907 shares issuable upon exercise of options held by Messrs. Schroeder, Lorenzini, Rubinovitz, Chamberlain, Tellefsen, Nishi, Boehlke, Schnitzer and McCarver, respectively, which are currently exercisable or exercisable within 60 days of August 31, 1994, granted under the Company's 1982 Stock Option Plan and the 1990 Outside Directors Stock Option Plan.

(3) Includes 364,003 shares issuable upon exercise of options, which are currently exercisable or exercisable within 60 days of August 31, 1994, granted under the Company's 1982 Stock Option Plan and the 1990 Outside Directors Stock Option Plan.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of June 30, 1994 whose total salary and bonus for the fiscal year ended June 30, 1994 exceeded $100,000 during the fiscal years ended June 30, 1992, 1993, and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                 Annual Compensation                              Compensation
                              -------------------------                           ------------
                                                                                   Securities
     Name and Principal                                        Other Annual        Underlying          All Other
          Position            Year     Salary     Bonus        Compensation         Options           Compensation
     ------------------       ----     ------     -----        ------------        ----------         ------------
 Kenneth Levy                 1994    $256,823   $220,000           (1)                  -0-            $48,016(3)
 Chairman of the Board,       1993    $216,000   $113,022           (1)               15,000             $9,028(4)
 and Chief Executive          1992    $215,463    $70,200           (1)                  -0-             $8,250(4)
 Officer

 Kenneth L. Schroeder         1994    $248,100   $211,200           (1)                  -0-            $40,771(3)
 President, Chief             1993    $206,550   $110,200           (1)              165,000(2)          $9,008(4)
 Operating  Officer, and      1992    $123,930    $69,926           (1)              150,000             $5,125(4)
 Director

 Robert J. Boehlke            1994    $223,808   $152,995         $33,875                -0-            $16,664(3)
 Vice President,              1993    $203,000   $106,200           (1)               14,000             $8,981(4)
 Administration and           1992    $202,444    $65,975           (1)                  -0-             $8,250(4)
 Finance and Chief
 Financial Officer

 Arthur P. Schnitzer          1994    $177,154   $110,223           (1)                  -0-            $14,994(3)
 Group Vice President         1993    $160,000   $100,000           (1)               17,500             $8,826(4)
 Wafer and Reticle            1992    $159,423    $81,600           (1)                  -0-             $8,250(4)
 Inspection

 Michael D. McCarver          1994    $171,385   $118,650           (1)                  -0-            $14,844(3)
 Vice President, Corporate    1993    $160,000    $25,262           (1)               12,000             $8,826(4)
 Sales                        1992    $162,932    $42,200           (1)                  -0-             $8,250(4)

- - --------------------
1 Total amount of personal benefits paid to this executive officer during the fiscal year was less than the lesser of (i) $50,000 or (ii) 10% of such executive officer's total reported salary and bonus.

2 Includes options to purchase 150,000 shares which were repriced on August 14, 1992, replacing options granted in October 1991, in connection with a repricing offered to all option holders who were not officers during all of fiscal 1992.

3 Includes payments by the Company pursuant to the Company's profit sharing plan to Messrs. Levy, Schroeder, Boehlke, Schnitzer and McCarver of $9,791, $9,411, $8,414, $6,744, and $6,594, respectively.
         Includes a matching contribution of $750 made by the Company pursuant to the Company's 401(k) Plan to each of the above named officers. Includes a matching contribution of $7,500 made by the Company pursuant to the Supplemental Executive Benefit Plan to each of the above-named officers. Includes payments by the Company to Messrs. Levy and Schroeder of $29,975 and $23,110, respectively, paid in lieu of Messrs. Levy's and Schroeder's participation in the Company's 1981 Employee Stock Purchase Plan.

4 For fiscal 1993 includes payments by the Company pursuant to the Company's profit sharing plan to Messrs. Levy, Schroeder, Boehlke, Schnitzer and McCarver of $778, $758, $731, $576, and $576, respectively. Includes a matching contribution of $750 made by the Company pursuant to the Company's 401(k) plan to each of the above named officers. Includes a matching contribution of $7,500 made by the Company pursuant to the Supplemental Executive Benefit Plan to each of the above named officers, except for Mr. Schroeder who received $4,375 in fiscal 1992.

STOCK OPTIONS GRANTED IN FISCAL 1994

         No grants of options to purchase the Company's Common Stock were made during the fiscal year ended June 30, 1994, to the persons named in the Summary Compensation Table.

OPTION EXERCISES AND FISCAL 1994 YEAR-END VALUES

          The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended June 30, 1994, and unexercised options held as of June 30, 1994, by the persons named in the Summary Compensation Table.


                          AGGREGATED OPTION EXERCISES
                           AND FISCAL YEAR-END VALUES


                                                       Number of Securities
                                                       Underlying Unexercised             Value of Unexercised In-the-
                                                       Options at 6/30/94                 Money Options at 6/30/94(2)
                                                       -------------------------------   -------------------------------
                               Shares
                              Acquired
                                 on        Value
        Name                  Exercise    Realized      Exercisable(1)    Unexercisable  Exercisable(1)    Unexercisable
        ----                  --------    --------      --------------    -------------  --------------    -------------
        Kenneth Levy              -0-            $0          131,662          47,688       $4,013,436         $1,432,365

        Kenneth L. Schroder       -0-            $0           45,832         119,168       $1,373,399         $3,559,727

        Robert J. Boehlke     125,000    $3,445,244           52,675          32,181       $1,598,463           $956,092

        Arthur P. Schnitzer    12,037      $424,227           46,659          39,049       $1,419,615         $1,165,041

        Michael D. McCarver    64,000    $2,079,324            4,987          35,013         $151,350         $1,050,202

- - ---------------------
1 Generally, Company stock options vest over a five year period at the rate of 1/54 per month beginning six (6) months after the date of grant, conditional upon continued employment with the Company.

2 Based on the value of $37.50 which was the closing price of the Company's Common Stock on June 30, 1994. The value shown is for all outstanding in-the-money options regardless of vesting restrictions.


CHANGE OF CONTROL ARRANGEMENTS

         Options granted under the Company's 1982 Stock Option Plan and the Company's 1990 Outside Directors Stock Option Plan (the "Directors Plan") contain provisions pursuant to which, under certain circumstances, all outstanding options and shares granted under such plans shall become fully vested and immediately exercisable upon a "transfer of control" as defined in such plans.

COMPENSATION OF DIRECTORS

         The Company pays each non-employee director an annual retainer of $8,000 per year plus $1,000 for each Board meeting attended and $500 for each Board committee meeting attended. The Company reimburses expenses incurred by directors in attending Board meetings. In addition, the Company reimbursed directors a total of $23,422 in fiscal 1994 for travel expenses for their spouses to attend one meeting at a site away from the Company's executive offices. In addition to his services as director, Samuel Rubinovitz provides consulting services to the Company for which he receives $1,200 per day, plus expenses. During fiscal 1994 Mr. Rubinovitz received $6,142 for his consulting services.

         The Company's Directors Plan provides that upon the effective date of the Directors Plan or initial election to the Board of Directors, each non-employee director (an "Outside Director") will receive a one-time grant of an option to purchase 2,500 shares of the Company's Common Stock. The Directors Plan also provides for subsequent grants to each Outside Director of an option to purchase 2,500 shares of Common Stock automatically on each of the anniversary dates of the initial grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         In October 1991, the Company and Kenneth Schroeder, the President and Chief Operating Officer of the Company, entered into an employment agreement (the "Agreement") in connection with Mr. Schroeder's reemployment by the Company. Mr. Schroeder previously served as Vice President of the Company from 1979 to 1985 and Senior Vice President from 1985 to 1987. The Agreement has a term of three (3) years and provides for an annual salary of $210,600, subject to periodic review and adjustment in accordance with the Company's salary review policy. In addition, the Agreement provides that Mr. Schroeder shall receive a stock option to purchase 150,000 shares of the Company's Common Stock (the "Option Shares") pursuant to the 1982 Stock Option Plan. The Option Shares vest ratably over 54 months beginning six months after the date of grant. In the event Mr. Schroeder's employment with the Company is terminated by the Company without cause (as defined in the Agreement) during the term of the Agreement, the Agreement provides that he shall continue to receive salary payments and certain benefits for the longer of (i) the remaining term of the Agreement or (ii) twelve months and that the Option Shares shall continue to vest for the same period as Mr. Schroeder continues to receive salary payments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June and July 1994, Robert R. Anderson, formerly Vice Chairman of the Board of Directors paid the Company an aggregate of $63,500 for claimed violations of Section 16(b) of the Securities Exchange Act of 1934, as amended. Mr. Anderson resigned from the Company's Board of Directors in March 1994.

CHANGES TO BENEFIT PLANS

         1981 EMPLOYEE STOCK PURCHASE PLAN. The Board of Directors has adopted an amendment to the 1981 Employee Stock Purchase Plan (the "Purchase Plan") subject to stockholder approval, to increase the number of shares reserved for issuance pursuant to the Purchase Plan by 300,000 shares. See "PROPOSAL 2 - APPROVAL OF AMENDMENT TO 1981 EMPLOYEE STOCK PURCHASE PLAN." The New Plan Benefits Table sets forth purchases of stock under the Purchase Plan during the fiscal year ended June 30, 1994 by (i) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of June 30, 1994 whose total salary and bonus for the year ended June 30, 1994 exceeded $100,000; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all officers who are not executive officers, as a group. Purchases of stock under the Purchase Plan are made at the discretion of the participants. Accordingly, future purchases under the Purchase Plan are not yet determinable.

         1982 STOCK OPTION PLAN. The Board of Directors has adopted amendments to the 1982 Stock Option Plan (the "Option Plan"), subject to stockholder approval, to increase the number of shares reserved for issuance pursuant to the Option Plan by 1,600,000 shares and to implement a per optionee share limitation under the Option Plan. See "PROPOSAL 3 - APPROVAL OF AMENDMENTS TO 1982 STOCK OPTION PLAN."

         On July 26, 1994 the Board of Directors granted pursuant to the Option Plan options to purchase an aggregate of 958,000 shares, contingent on stockholder approval of a share reserve increase to the Option Plan (the "Contingent Options"). The New Plan Benefits Table sets forth the Contingent Options granted to (i) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose total salary and bonus for the year ended June 30, 1994 exceeded $100,000; (ii) all current executive officers as a group; and (iii) all employees, including all officers who are not executive officers, as a group. Non-employee directors are not eligible to participate in the Option Plan. Grants under the Option Plan are made at the discretion of the Board of Directors. Other than the Contingent Options, future grants under the Option Plan are not yet determinable.


                               NEW PLAN BENEFITS

                                            KLA Instruments Corporation           KLA Instruments Corporation
                                         1981 Employee Stock Purchase Plan          1982 Stock Option Plan

                                         Exercise Price        Number of       Exercise Price
              Name and Position            (per share)           Shares         (per share)      Number of Shares
              -----------------          --------------        ---------       --------------    ----------------
        Kenneth Levy                           --                 -0-              $37.25             60,000

        Kenneth L. Schroeder                 $23.59               527              $37.25             60,000

        Robert J. Boehlke                      --                 -0-              $37.25             40,000

        Arthur P. Schnitzer                    --                 -0-              $37.25             40,000

        Michael D. McCarver                  $14.23              1,295             $37.25             20,000

        All Executive Officers as a          $13.37(2)           8,966             $37.25            319,500
        Group

        Non-Executive Director Group            0                  0                 0                  0
        (5 persons)(1)

        All employees as a group             $9.167(2)          196,467            $37.25            638,500
        (excluding current executive
        officers)

- - --------------------
1 Nonemployee directors are not eligible to participate in the 1981 Employee Stock Purchase Plan or the 1982 Stock Option Plan.

2        The price per share is a weighted average.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation which is competitive in the industry, to motivate executives to achieve the Company's business objectives and to align
the interests of officers with the long term interests of stockholders.   The
Company currently uses salary, a management incentive plan, and stock options to meet these goals.

COMPENSATION COMMITTEE

         The Compensation Committee is composed of two non-management directors of the Board of Directors, Leo Chamberlain and Dag Tellefsen. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and grants of stock options. The Committee reviews compensation levels of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors.

FORMS OF COMPENSATION

         The Company provides its executive officers with a compensation package consisting of base salary variable incentive pay, and participation in benefit plans generally available to other employees. In setting total compensation, the Committee considers individual and Company performance, as well as market information from published survey data provided to the Committee by the Company's human resources staff. The market data consist primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of the companies considered by the Committee to be peer companies in the Company's industry.

         BASE SALARY. Salaries for executive officers are initially set, based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions among companies in the Company's industry or in industries which employ individuals of similar education and background to the executive officers being recruited, and considering the individual's experience, reputation in his or her industry and expected contributions to the Company. Salary adjustments are made for each executive officer at the end of each fiscal year.

         The size of annual salary adjustments for individual executive officers are primarily based on the Committee's determination that an executive officer has met or exceeded individual goals. Individual goals of executive officers are determined in consultation with management, subject to review and approval by the Board of Directors, and generally relate to strategic goals within the responsibility of the executive officer. The Chief Executive Officer's goals also include the Company's financial performance, measured primarily by the adherence to predetermined expense levels and maintenance of adequate cash reserves.

         BENEFIT PLANS. Executive officers may participate in several benefit plans, including the Company's profit sharing plan, 401(k) plan and Supplemental Executive Benefit Plan (the "SEBP"), a nonqualified deferred compensation plan. The Company in its discretion may make matching contributions to the SEBP and 401(k) plan.

         MANAGEMENT INCENTIVE PLAN. Since fiscal 1979, the Company has adopted each year a management incentive plan (the "Incentive Plan") which provides for payments to officers and key employees based on the financial performance of the Company, the business unit and the achievement of the person's individual performance objectives. In fiscal 1994 the Incentive Plan set goals for profitability, asset management, and new product introductions, among other things.

         LONG-TERM INCENTIVES. Longer term incentives are provided through the Company's 1982 Stock Option Plan (the "Option Plan") and the Company's 1981 Employee Stock Purchase Plan (the "Purchase Plan"), both of which reward executives through the growth in value of the Company's stock. The Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with those of stockholders.

         Grants of stock options to executive officers are based upon his or her relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officer's relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company are based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

IMPACT OF SECTION 162(m)

         The Company has considered the potential impact of section 162(m) (the "Section") of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction by any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executed officers, unless compensation is performance based. To enable the Company to preserve the benefit of receiving a tax deduction for the full amount of income recognized by the Company's executive officers upon exercise of stock options, the Board of Directors has adopted, subject to stockholder approval, amendments to the 1982 Stock Option Plan which provide that no optionee may be granted options to purchase in excess of 100,000 shares per fiscal year, provided that the foregoing limit shall be 300,000 shares with respect to options granted to any person during the first fiscal year of such person's employment with the Company. Historically, grants by the Company have not usually approached the foregoing limits.

FISCAL 1994 COMPENSATION

         Compensation for the Chief Executive Officer and other executive officers was set according to the Company's established compensation policy described above. The executive officers of the Company, including the Chief Executive Officer, received increases in base salary in fiscal 1994 based upon the Company's successes and the individual executives' contributions to these successes in fiscal 1993, including the Company's return to profitability, the successful introduction of new products, particularly in the wafer inspection division, and increased sales of metrology and prober equipment. The Chief Executive Officer's base salary for fiscal 1994 was $256,823.

         During fiscal 1995, the Company paid bonuses to the Company's executive officers pursuant to the Incentive Plan, including a bonus of $220,000 to the Chief Executive Officer. These payments were based upon both the overall performance of the Company and the individual officers' performance with respect to certain objectives. These payments recognized that during fiscal 1994 the Company posted the best financial results in the Company's 18-year history, including new records in bookings, sales, and profits, and the strongest balance sheet in its history after completing a successful equity offering in February 1994. These bonuses recognized not only the financial achievements of fiscal 1994, but also the operational successes, including improved margins in manufacturing and a record $125 million backlog, which should set the stage for continued success in future years.

         At the beginning of fiscal 1995, the Company granted stock options to the executive officers and other employees, including an option for 60,000 shares to the Chief Executive Officer, under the Company's 1982 Stock Option Plan. These option grants are contingent upon stockholder approval of an increase in the number of shares reserved for issuance under the Option Plan, as described in Proposal 3 of this proxy statement. These grants recognized both the record-setting financial results of fiscal 1994, and the dramatic improvement in stockholder value during the period. However, the options granted to the executive officers have a different vesting period than has been traditional under the Company's 1982 Stock Option Plan. The options granted in fiscal 1995 become exercisable ratably over 30 months, beginning 30 months after the date of grant. The Company believes that the extended waiting period before the options vest will serve to retain key executives and thereby help ensure that the Company can capitalize on its current opportunities.

                                                      THE COMPENSATION COMMITTEE

                                                      Leo Chamberlain
                                                      Dag Tellefsen

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and the CRSP Total Return for the H&Q Technology Index ("H&Q Technology Index") for the period commencing on June 30, 1989, and ending on June 30, 1994.

  COMPARISON OF CUMULATIVE TOTAL RETURN FROM JUNE 30, 1989, THROUGH JUNE 30,
                                  1994(1)(2)

                          KLA INSTRUMENTS CORPORATION

                                                 YEAR ENDING
                         -------------------------------------------------------------
                         6/30/89    6/30/90    6/30/91    6/30/92    6/30/93   6/30/94
                         -------    -------    -------    -------    -------   -------
KLA ...................   $100.0    $103.2     $107.5     $ 75.3     $148.4     $322.5
NASDAQ ................   $100.0    $107.8     $114.2     $137.1     $172.3     $173.0
H&Q Tech ..............   $100.0    $114.5     $115.2     $130.9     $150.0     $162.3

- - --------------------
(1) Assumes that $100.00 was invested on June 30, 1989, in the Company's Common Stock at the price of $11.625 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2) The information contained in the chart was prepared for the Company by KMPG Peat Marwick.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Forms 4 and 5 with respect to the Company's Common Stock and other equity securities. Such officers, directors and greater-than-10% beneficial owners are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file with the SEC.

         Based solely on a review of copies of such forms received by the Company, and written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the fiscal year ended June 30, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Leo Chamberlain and Dag Tellefsen served as members of the Compensation Committee of the Company's Board of Directors during the year ended June 30, 1994. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."


                                   PROPOSAL 2

           APPROVAL OF AMENDMENT TO 1981 EMPLOYEE STOCK PURCHASE PLAN

         The Company established the 1981 Employee Stock Purchase Plan (the "Purchase Plan") in October 1981. The Company has reserved 1,700,000 shares of the Company's Common Stock (subject to adjustment in the event of a stock dividend, stock split, reverse stock split or like change in the corporate structure of the Company) for issuance under the Purchase Plan. The Purchase Plan enables employees of the Company to purchase Common Stock of the Company through payroll deductions. The Purchase Plan is intended to be an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         In October 1994, the Board of Directors adopted an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares reserved for issuance under the Purchase Plan by a total of 300,000 shares.

SUMMARY OF THE PROVISIONS OF THE EMPLOYEE STOCK PURCHASE PLAN

         The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

         The Purchase Plan enables employees of the Company or any present or future parent or subsidiary corporation of the Company to purchase shares of Common Stock through payroll deductions, so long as the employee is customarily employed for more than 20 hours per week. However, employees who own or hold options to purchase or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, stock of the Company possessing five percent or more of the voting power of the Company are not eligible to participate in the Purchase Plan.

         The Purchase Plan provides for offering periods of two years duration (each of which is referred to herein as an "Offering") commencing on January 1 and July 1 of each year. Each Offering consists of four consecutive purchase periods of six months duration (each of which is referred to herein as a "Purchase Period") ending on June 30 and December 31 of each year.

         At the beginning of each Offering, employees may elect to participate in the Purchase Plan by authorizing payroll deductions. Such payroll deductions must be at least 1% but may not exceed 10% of an employee's compensation (as defined in the Purchase Plan). Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive Offering until such time as the employee ceases to be eligible to participate, withdraws from the Purchase Plan, or his or her employment ceases.

         At the end of each Purchase Period, shares of the Company's Common Stock may be purchased by participants at 85% of the lower of the fair market value of the Common Stock on the first day of the Offering or the fair market value of the Common Stock on the last day of the applicable Purchase Period.
If the fair market value of the Common Stock at the end of a Purchase Period of an Offering is less than the fair market value of the Common Stock on the first day of such Offering, every participant in the Offering is automatically withdrawn from the offering at the close of the Purchase Period and enrolled in the Offering commencing concurrently with the termination of such Purchase Period. Upon termination of employment, all amounts withheld under the Purchase Plan are refunded, without interest, in lieu of any right to purchase shares.

         The Purchase Plan is administered by the Board of Directors. All expenses incurred in connection with the administration of the Purchase Plan are paid by the Company. It is anticipated that the Purchase Plan will continue until all shares of Common Stock reserved for issuance thereunder have been issued, until December 31, 2000 or until otherwise terminated by the Board of Directors, whichever occurs first.

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that approval by the stockholders of the Company is required within 12 months of the adoption of any amendment which would increase the number of shares of Common Stock authorized for issuance under the Purchase Plan or would change the designation of corporations whose employees may be eligible to participate in the Purchase Plan.

SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN

         The following summary of the Purchase Plan is intended only as a general guide to the United States federal income tax consequences of participation in the Purchase Plan under current law and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. A participant recognizes no taxable income either as a result of commencing participation in the Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the Purchase Plan.

         If a participant disposes of his or her shares within two years from the first day of the applicable Offering or within one year from the date of purchase (which is the last day of a Purchase Period) (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. Such ordinary income may be subject to withholding of income and employment taxes. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than 12 months.

         If the participant disposes of his or her shares more than two years after the first day of the applicable Offering and more than one year after the date of purchase, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering. Such ordinary income may be subject to withholding of income and employment taxes. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

         If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the Offering in which the shares were purchased will constitute ordinary income in the year of death.

         The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The Company's management believes that the Purchase Plan is an important incentive to retain and motivate qualified employees essential to the success of the Company. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO AMEND THE PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN BY 300,000 SHARES.

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.


                                   PROPOSAL 3

                APPROVAL OF AMENDMENTS TO 1982 STOCK OPTION PLAN

         Under the Company's 1982 Stock Option Plan (the "Option Plan"), the Company has reserved 4,750,000 shares of the Company's Common Stock (subject to adjustment in the event of a stock dividend, stock split, reverse stock split or like change in the corporate structure of the Company) for issuance to employees (including officers and employee directors), and consultants under either incentive stock options meeting the requirements of section 422 of the Code or originally nonqualified options for such grants which do not meet those requirements.

         The Board may terminate or amend the Option Plan at any time. The approval of the Company's stockholders, however, is required to increase the number of shares reserved for issuance thereunder or to change the class of persons eligible to receive options under the Option Plan. As of June 30, 1994, 2,008,580 shares of the Company's Common Stock were reserved for issuance upon the exercise of previously granted and unexercised options and 2,498,810 shares had been issued under the Option Plan, leaving 242,610 shares available for future grant. On July 26, 1994 the Board of Directors granted pursuant to the Option Plan options to purchase an aggregate of 958,000 shares, contingent on stockholder approval of a share reserve increase to the Option Plan. The foregoing numbers for options granted and shares available for future grant do not include such contingent option grants.

         In October 1994, the Board of Directors adopted an amendment to the 1982 Stock Option Plan, subject to stockholder approval, to increase the number of shares reserved for issuance pursuant to the Option Plan by 1,600,000 shares.

         The Revenue Reconciliation Act of 1993 added section 162(m) to the Code. Under section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation is limited to no more than $1,000,000 per year for fiscal years beginning on or after January 1, 1994. To enable the Company to preserve the benefit of receiving a tax deduction for the full amount of income recognized by the Company's executive officers upon exercise of stock options, as discussed below, the Board of Directors also adopted an amendment to the Option Plan, subject to stockholder approval, to provide that no optionee may be granted options to purchase in excess of 100,000 shares per fiscal year, provided, however, that the foregoing limit shall be 300,000 shares with respect to options granted to any person during the first fiscal year of such person's employment with the Company. Grants by the Company typically do not approach the foregoing limits. However, because the change in the Code is fairly new and subject to clarification by the Internal Revenue Service, there can be no assurance that the Company will be able to continue to deduct all compensation paid to its employees.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

         The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which may be obtained from the Company by any stockholder upon written request.

         The Option Plan is administered by the Board and/or by a duly appointed committee of the Board having such powers as specified by the Board. All employees (including directors who are also employees) and consultants of the Company and its subsidiaries may be granted options under the Option Plan. The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonqualified stock options. Incentive stock options may not be granted to consultants. No optionee may be granted options to purchase in excess of 100,000 shares per fiscal year, or 300,000 shares with respect to options granted to any person during the first fiscal year of such person's employment with the Company (such limits to be adjusted in the event of a stock dividend, stock split, reverse stock split or like change in the corporate structure of the Company). Absent approval of the proposed amendments by the stockholders, there is no limit on the number of shares that may be granted to any one optionee per fiscal year. All options must be granted, if at all, within 10 years from July 20, 1990.

         Options granted under the Option Plan must have an exercise price not less than 100% of the fair market value of the Common Stock of the Company, as determined by the Board, on the date that the option is granted. The Board may set the time or times within which each option is exercisable or the event or events upon the occurrence of which all or a portion of each option shall be exercisable and the term of each option, which may not exceed 10 years for incentive stock options and 10 years and one day for nonqualified stock options. Unless otherwise specified by the Board, an option (i) becomes exercisable ratably over 54 months beginning six months after the grant date and (ii) terminates 10 years (10 years and one day for nonqualified stock options) from the date of grant.

         Options may be exercised by payment of the exercise price (1) in cash, by check or in cash equivalent, (2) by tender of shares of Common Stock of the Company which (a) have a fair market value equal to the exercise price and (b) have been owned by the optionee for more than six months or were not acquired either directly or indirectly from the Company, or (3) by such other consideration as the Board may approve at the time the option is granted. The Board has the authority under the Option Plan, with respect to optionees who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to permit such optionees to pay the exercise price by assigning the proceeds of the sale of some or all of the shares acquired by the exercise to the Company. The Board also has the authority under the Option Plan, with respect to optionees who are subject to Section 16(b) of the Exchange Act, to permit the payment of the exercise price by a combination of cash for a part of the exercise price and the optionee's promissory note for the balance. No option may be exercised until the optionee has made adequate provision for federal and state withholding obligations of the Company, if any, relating to the exercise of the option.

         During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

         In the event an optionee ceases to be an employee of the Company for any reason, except death or disability, the optionee may exercise an option (to the extent unexercised and exercisable on the date of termination of employment) within one month after such date of termination of employment. In the event of termination of employment due to death or disability, an optionee (or his legal representative) may exercise an option (to the extent unexercised and exercisable on the date of termination of employment) within 12 months after such date of termination of employment. An optionee's employment will be deemed to have terminated on account of death if the Optionee dies within three months of such termination. For consultants who are granted options, termination of their status as a consultant constitutes termination of employment.

         In the event of a merger or consolidation in which the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity, or the sale of all or substantially all of the Company's assets (other than to a subsidiary of the Company) all outstanding options will become fully exercisable prior to the consummation of such transaction at such times as the Board shall determine or the surviving or acquiring corporation, as a condition precedent to the consummation of such transaction, shall assume the outstanding options or issue substitute options in place thereof.

SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. For example, special tax rules apply to affiliates of the Company or if shares acquired upon the exercise of an option are unvested and therefore subject to repurchase restrictions.

         Incentive Stock Options. Options designated as incentive stock options are intended to fall within the provisions of section 422 of the Code. An optionee recognizes no taxable income as the result of the grant or exercise of such an option.

         For optionees who do not dispose of their shares within two years following the date the option was granted or within one year following the transfer of the shares upon exercise of the option, the gain on sale of the shares (which is defined to be the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee is entitled to long-term capital gain treatment upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the lesser of (i) the difference between the option exercise price and the fair market value of the shares on the determination date of the option (see discussion under "Nonqualified Stock Options" below) or (ii) the gain recognized on the disposition will be taxed as ordinary income at the time of disposition. Any additional gain and any loss will constitute a capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Generally, any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes.

         The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonqualified Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         Nonqualified Stock Options. Nonqualified stock options have no special tax status. An optionee recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee recognizes ordinary income equal to the excess (if any) of the fair market value of the shares on the determination date (as defined below) over the purchase price of the shares. Such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the Optionee to suit under
Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest or (ii) the date the sale of the shares would no longer subject the Optionee to suit under Section 16(b) of the Exchange Act. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months from the determination date of recognition of income. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to the grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option if the Company satisfies any applicable tax withholding requirements.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The Company's management believes that the Option Plan is an important incentive to retain and motivate qualified employees and is essential to the success of the Company. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE OPTION PLAN BY 1,600,000 SHARES AND TO IMPLEMENT A PER OPTIONEE SHARE LIMITATION UNDER THE OPTION PLAN.

         The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.


                                   PROPOSAL 4

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board, upon recommendation of the Company's Audit Committee, has selected Price Waterhouse as the independent accountants of the Company for fiscal 1995. Price Waterhouse has acted in such capacity since its appointment for fiscal 1977. A representative of Price Waterhouse, who will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         In the event that ratification by the stockholders of the appointment of Price Waterhouse as the Company's independent accountants is not obtained, the Board will reconsider said appointment.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1995. The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.


                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

         Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by the Company at its offices at 160 Rio Robles, San Jose, California 95134, no later than June 15, 1995, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the proxy holders named in the accompanying Proxy to vote the Proxy on such matters in accordance with their best judgment.


                                                     Paul E. Kreutz
                                                     Secretary

October 24, 1994

                          KLA INSTRUMENTS CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS


  The undersigned, revoking all prior proxies, hereby appoints Kenneth Levy and Kenneth Schroeder, or either, with full power of substitution as proxies to represent and vote as designated in this proxy any and all of the shares of stock in KLA Instruments Corporation, held or owned by or standing in the name of the undersigned on the Company's books on October 7, 1994 at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company at 11:00 a.m. on November 16, 1994, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

  The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side, or, if no specification is made, to vote in favor thereof.

  The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

  The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and (c) Annual Report to Stockholders for the year ending June 30, 1994.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

         /X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

         1. Election of two (2) directors to Class II of the Board of Directors.

                 NOMINEES:  Leo Chamberlain and Dag Tellefsen

                       / /  FOR         / /  WITHHELD

           / /    _________________________________________
                  For both nominees except as noted above.


         2. To approve an amendment to the 1981 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance under the Purchase Plan by 300,000 shares.

                 / /  FOR        / /  AGAINST        / /  ABSTAIN

         3. To approve amendments to the 1982 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance under the Option Plan by 1,600,000 shares and to implement a per optionee share limitation.
                 / /  FOR        / /  AGAINST        / /  ABSTAIN


PA1\341463.01                                                           1

         4. To ratify the appointment of Price Waterhouse as independent accountants of the Company for the fiscal year ending June 30, 1995.

                 / /  FOR       / /  AGAINST       / /  ABSTAIN

                 / /  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.





         Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROPERLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.


Signature:  ________________________________        Date:  _____________________

Signature:  ________________________________        Date:  _____________________





PA1\341463.01                                                           2